                                                        Exhibit No. EX-99.23.d.1

                             QUAKER INVESTMENT TRUST
                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of this 3rd day of May, 2005, by and  between  Quaker  Investment  Trust,  a  Massachusetts  business  trust (the
"Trust") and Quaker Funds, Inc., a Pennsylvania corporation ("Adviser").

                                    RECITALS

     WHEREAS,   the  Trust  is  organized   under  the  laws  of  the  state  of
Massachusetts as an unincorporated business trust operating and registered as an open-end  management  investment company of the series type under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Amended and Restated Declaration of
Trust and by-laws to issue separate portfolios of shares representing  interests in separate investment portfolios (each, a "Fund," together, the "Funds"); and

     WHEREAS,  the Trust has  authorized  the  issuance of shares of  beneficial interest in the Funds  which are  identified  on Schedule A attached  hereto and incorporated herein, which Schedule A may be amended from time to time by mutual agreement of the Trust and Adviser; and

     WHEREAS,   Adviser  is  registered  as  an  investment  adviser  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of asset management; and

     WHEREAS, the Trust desires to retain Adviser to furnish investment advisory services to the Funds, and such other Funds as may be added from time to time by mutual  agreement of the parties,  pursuant to the terms and  conditions of this
Agreement, and Adviser is willing to so furnish such services,

     NOW  THEREFORE,  in  consideration  of the foregoing and the agreements and covenants herein contained,  the parties hereto,  intending to be legally bound, agree as follows:

1.   Appointment

     The Trust hereby appoints Adviser to act as investment adviser to the Funds for the periods and  pursuant to the terms and  conditions  as set forth in this
Agreement.  Adviser  accepts the  appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.   Delivery of Documents

     The Trust has furnished  Adviser with properly  certified or  authenticated copies of each of the following:

     (a)  The Trust's  Amended and Restated  Declaration  of Trust as filed with the Commonwealth of Massachusetts;

     (b)  The Trust's Amended and Restated By-Laws;

     (c)  Resolutions  of  the  Trust's  Board  of  Trustees   authorizing   the
          appointment of Adviser and approving this Agreement;

     (d)  The  Trust's  most  current   Registration   Statement  on  form  N-1A
          promulgated  under the 1940 Act and under the  Securities Act of 1933, as amended; and

     (e)  The Trust's current Prospectus and Statement of Additional Information
          (together called the "Prospectus").

     The Trust will furnish  Adviser with  properly  certified or  authenticated copies of all  amendments of or supplements to the foregoing at the same time as such  documents are required to be filed with the U.S.  Securities  and Exchange
Commission ("SEC") and/or state authorities.

3.   Management

     Subject to the general  supervision  of the Trust's  Board of Trustees (the
"Board"),  Adviser will be  responsible  for  providing a continuous  investment program for the Funds, including investment research and management with respect to all securities, investments, cash and cash equivalents held by the Funds.

     Adviser may, with the prior  written  consent of the Board and the approval of the  shareholders  of the applicable  Funds,  as required by applicable  law, employ  persons or entities to serve as investment  sub-advisers  to one or more
Funds.  Such  shareholder  approval  will not be required to employ or terminate investment sub-advisers for the Funds, if the Trust and Adviser obtain exemptive relief from the SEC  permitting a manager of managers  structure  and/or the SEC subsequently adopts a rule authorizing the employment of the manager of managers structure by investment companies and investment  advisers.  Adviser and/or such sub-advisers, if any, may, in their sole discretion, determine from time to time what securities and other investments will be purchased, retained or sold by the
Funds. The investment activities of such sub-advisers,  if any, as such services relate to the Funds, will at all times be subject to the general supervision and control of Adviser.  Adviser will provide, through its own efforts itself and/or through the medium of its previously approved sub-adviser(s), the services under this Agreement in accordance with each Fund's  investment  objectives,  policies and  restrictions  as such are set  forth in the  Prospectus  from time to time.
Adviser further agrees that it will employ such efforts as required  pursuant to its fiduciary responsibilities under the Advisers Act, to:

     (a)  Conform its activities to all applicable rules and regulations adopted by the SEC and will, in addition,  conduct its  activities  under this
          Agreement in accordance  with the regulations of any other federal and state agencies which may now or in the future have  jurisdiction  over its activities under this Agreement;

     (b)  Monitor the investment  activities of any sub-adviser which it employs to ensure that such  sub-adviser  conducts its activities with respect to the  applicable  Fund(s) in accordance  with the Prospectus and any and all  federal  and/or  state laws and  regulations  relating to the applicable Fund(s);

     (c)  Place  orders,  or monitor the  placement  of orders by  sub-advisers, pursuant to good faith investment  determinations for the Funds either directly with the respective  issuers or with appropriate  brokers and dealers.  In placing orders with brokers or dealers,  the Adviser,  or sub-adviser(s)  under the  supervision  of  Adviser,  will  attempt to obtain  the best net price  and the most  favorable  execution  of its orders.  Consistent with this obligation,  when Adviser,  or Adviser's duly  authorized  sub-adviser(s),  believes  two or  more  brokers  or dealers are comparable in price and execution,  Adviser,  or Adviser's duly authorized  sub-adviser(s),  may prefer:  (i) brokers and dealers who provide the Fund(s) with research advice and other  services;  and
          (ii)  brokers  who  are   affiliated   with  the  Trust,   Adviser  or
          sub-adviser;  provided,  however,  that in no instance will  portfolio securities be purchased from or sold to Adviser or any  sub-adviser in principal transactions; and

     (d)  Provide,  at its own cost, all office space,  facilities and equipment necessary for the conduct of its advisory  activities on behalf of the
          Trust.

4.   Services not Exclusive

     The services to be furnished by Adviser  hereunder are not to be considered exclusive,  and Adviser shall be free to furnish  similar  services to others so long as its services  under this Agreement are not impaired  thereby;  provided, however,  that without the prior written consent of the Board,  Adviser will not serve as an investment  advisor to any other investment company having a similar investment objective to that of the Funds.

5.   Books and Records

     In  compliance  with Rule  31a-3  promulgated  under the 1940 Act,  Adviser hereby agrees that all records, which it maintains for the benefit of the Trust, are the property of the Trust and further  agrees to  surrender  promptly to the
Trust any of such records upon the Trust's  request.  Adviser  further agrees to preserve  for the periods  prescribed  by Rule 31a-2 the records  required to be maintained  by it  pursuant  to such Rule that are not  maintained  by others on behalf of the Trust.

6.   Expenses

     During the term of this Agreement,  Adviser will pay all expenses  incurred by it in connection with its investment advisory services furnished to the Trust other than the costs of securities and other  investments  (including  brokerage commissions and other transaction charges) purchased or sold for the Funds.

7.   Compensation

     The Trust will pay Adviser,  and Adviser  will accept as full  compensation for its services rendered hereunder,  the investment advisory fees for each Fund as set forth on Schedule A, which Schedule A may be amended from time to time by mutual  agreement of the Trust,  Adviser and  shareholders  as  applicable.  All parties to this Agreement do hereby expressly authorize and instruct the Trust's administrator,  Citco Mutual Fund Services,  Inc. (the "Administrator"),  or its
successor,  to provide,  in accordance  with the fees set forth on Schedule A, a calculation  of the gross  amounts due to the  Adviser for each Fund  ("Advisory
Fees") and to remit such Advisory Fees to the Adviser. All Advisory Fees payable to Advisor pursuant to this Agreement shall be computed at the end of each month and payable within five (5) business days  thereafter,  and shall be computed at an  annual  rate of the  percentage  of the  average  daily  net  assets  of the respective  Funds.  In the event that the Adviser's  services to a Fund begin or end at a time  other  than the  beginning  or end of a month,  fees  payable  to
Adviser will be prorated  for that  portion of the month  during which  services were actually rendered to the Fund.

8.   Limitation of Liability

     Adviser  shall not be liable for any error of  judgment,  mistake of law or for any other  loss  suffered  by the Trust or any Fund in  connection  with the performance  of this  Agreement,  except  a loss  to the  Trust  or to any  Fund resulting from Adviser's  breach of fiduciary duties with respect to the receipt of  compensation  for  services  or a  loss  resulting  from  Adviser's  willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless  disregard by it of its obligations or duties under this
Agreement.

9.   Duration and Termination

     (a) This  Agreement  shall become  effective  as of the date first  written above and, unless sooner terminated as provided herein, shall continue in effect for two years.  Thereafter,  this  Agreement  shall be renewable for  successive periods of one year each,  provided such  continuance is  specifically  approved annually:

          (i)  by the  vote of a  majority  of  those  members  of the  Board of
               Trustees  who are not  parties to this  Agreement  or  interested persons  of any such  party (as that term is  defined in the 1940
               Act),  cast in person  at a meeting  called  for the  purpose  of voting on such approval; and

          (ii) by either  the  affirmative  vote of a  majority  of the Board of
               Trustees  or the vote of a  majority  of the  outstanding  voting securities of the applicable Funds (as such a majority is defined in the 1940 Act).

     (b) Notwithstanding the foregoing, this Agreement may be terminated by:

          (i)  the vote of the Board of  Trustees  of the Trust or the vote of a majority of the outstanding  voting  securities of the applicable
               Funds  (as such a  majority  is  defined  in the 1940 Act) at any time,  without  the  payment  of any  penalty,  upon  sixty  (60)
               calendar days' written notice to Adviser; or

          (ii) Adviser  at any time  upon  sixty  (60)  calendar  days'  written notice, without payment of any penalty.

     (c)  This  Agreement  will  automatically  terminate  in the  event  of its assignment (as that term is defined in the 1940 Act).

10.  Amendment of this Agreement

     No provision  of this  Agreement  may be changed,  waived,  discharged,  or terminated  orally, but only by a written instrument signed by the party against which enforcement of the change, waiver,  discharge or termination is sought. No material  amendment of this Agreement  shall be effective  until approved by the vote of a majority of the outstanding  voting securities of the applicable Funds
(as defined in the 1940 Act).

11.  Miscellaneous

     The captions in this  Agreement are included for  convenience  of reference only and in no way  define or limit any of the  provisions  hereof or  otherwise affect their construction or effect. If any provision of this Agreement shall be held or made  invalid  by a court  decision,  statute,  rule or  otherwise,  the remainder of the Agreement shall not be affected  thereby.  This Agreement shall be binding on, and shall  inure to the benefit of, the parties  hereto and their respective successors.

12.  Counterparts

     This Agreement may be executed in counterparts by the parties hereto,  each of which  shall  constitute  an  original,  and all of  which,  together,  shall constitute one Agreement.

13.  Governing Law

     This Agreement shall be construed in accordance  with, and governed by, the laws of the Commonwealth of Pennsylvania.

14.  Notices

     Except  as  otherwise  provided  in this  Agreement,  any  notice  or other communication  required  by or  permitted  to be given in  connection  with this
Agreement  will be in writing and will be  delivered  in person or sent by first class mail,  postage  prepaid or by prepaid  overnight  delivery  service to the respective parties as follows:

If to the Trust:                       If to Adviser:

Quaker Investment Trust                Quaker Funds, Inc.
309 Technology Drive                   309 Technology Drive
Malvern, PA 19355                      Malvern, PA 19355
Attn:  David K. Downes                 Attn:  Jeffry H. King, Sr.
Chairman                               Chief Executive Officer

                            [SIGNATURE ON NEXT PAGE]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their officers designated below as of the day and year first written above.

Attest:                                QUAKER INVESTMENT TRUST

By                                     By
Name:                                  Name:
Title:                                 Title:

Attest:                                QUAKER FUNDS, INC.

By                                     By
Name:                                  Name:
Title:                                 Title:

                                   Schedule A

                             Quaker Investment Trust

                             Portfolios of the Trust
                            As amended May 3rd, 2005

     The following Funds offered by Quaker  Investment Trust (the "Trust"),  and the fees payable to Quaker Funds, Inc. ("Adviser") for services rendered to each such Fund, are as follows:

--------------------------------------- ----------------------------------------
           Name of Fund                              Annual Fee Rate
                                                (as percentage of average
                                                     daily net assets)
--------------------------------------- ----------------------------------------
Quaker Core Equity Fund                                   1.05%
--------------------------------------- ----------------------------------------
Quaker Strategic Growth Fund                              1.30%
--------------------------------------- ----------------------------------------
Quaker Mid-Cap Value Fund                                 1.05%
--------------------------------------- ----------------------------------------
Quaker Small-Cap Value Fund                               1.20%
--------------------------------------- ----------------------------------------
Quaker Small-Cap Growth Fund                              1.05%
--------------------------------------- ----------------------------------------
Quaker Fixed Income Fund                     Assets $0 to $100 million - 0.65%
                                        Assets in excess of $100 million - 0.60%
--------------------------------------- ----------------------------------------
Geewax Terker Core Value Fund                             1.05%
--------------------------------------- ----------------------------------------
Quaker Capital Opportunities Fund                         1.05%
--------------------------------------- ----------------------------------------
Quaker Biotech Pharma-Healthcare Fund                     1.45%
--------------------------------------- ----------------------------------------
Quaker Small-Cap Trend Fund                  Assets $0 to $100 million - 1.20%
                                         Assets in excess of $100 million -1.10%
--------------------------------------- ----------------------------------------

     The following  table shows the fees payable to the respective  sub-advisers by the Adviser for investment sub-advisory services rendered to each Fund:

-------------------------------------- ------------------------------- -----------------------
        Name of Fund                          Name of Sub-Adviser        Annual Fee Rate, as
                                                                        percentage of average
                                                                          daily net assets
-------------------------------------- ------------------------------- -----------------------
Quaker Core Equity Fund                Geewax, Terker & Co.                    0.75%
-------------------------------------- ------------------------------- -----------------------
Quaker Strategic Growth Fund           D.G. Capital Management, Inc.           0.75%
-------------------------------------- ------------------------------- -----------------------
Quaker Mid-Cap Value Fund              Global Capital Management, Inc.         0.75%
-------------------------------------- ------------------------------- -----------------------
Quaker Small-Cap Value Fund            Aronson+Johnson+Ortiz, LP               0.90%
-------------------------------------- ------------------------------- -----------------------
Quaker Small-Cap Growth Fund           Geewax, Terker & Co.                    0.75%
-------------------------------------- ------------------------------- -----------------------
Quaker Fixed Income Fund               Andres Capital Management, LLC      See next page
-------------------------------------- ------------------------------- -----------------------
Geewax Terker Core Value Fund          Geewax, Terker & Co.                    0.75%
-------------------------------------- ------------------------------- -----------------------
Quaker Capital Opportunities Fund      Knott Capital Management                0.75%
-------------------------------------- ------------------------------- -----------------------
Quaker Biotech Pharma-Healthcare Fund  Sectoral Asset Management, LC           0.95%
-------------------------------------- ------------------------------- -----------------------
Quaker Small-Cap Trend Fund            TrendStar Advisors, LLC             See next page
-------------------------------------- ------------------------------- -----------------------

Quaker Small-Cap Trend Fund - sub-advisory fees equal to an annual rate of:

0.70 % of the average daily net assets of the Fund on assets up to $100 million;
and
0.60 % of the average daily net assets of the Fund on assets above $100 million.

Quaker Fixed Income Fund - sub-advisory fees equal to an annual rate of:

0.35 % of the average daily net assets of the Fund on assets up to $100 million;
and
0.30% of the average daily net assets of the Fund on assets above $100 million.

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     IN WITNESS WHEREOF,  the parties hereto have caused this Schedules A to the
Agreement For Investment  Advisory  Services by and between the Trust and Quaker
Funds,  Inc.,  dated  as of the 3rd day of May,  2005 to be  executed  by  their officers designated below as of the 3rd day of May, 2005.

Attest:                                QUAKER INVESTMENT TRUST

By                                     By
Name:                                  Name:
Title:                                 Title:

Attest:                                QUAKER FUNDS, INC.

By                                     By
Name:                                  Name:
Title:                                 Title: